PREMIUM CIGARS INTERNATIONAL, LTD.

                        2,000,000 Shares of Common Stock




                             UNDERWRITING AGREEMENT
                                (the "Agreement")





                               ____________, 1997



W. B. McKee Securities, Inc.
3003 North Central Avenue
Suite 100
Phoenix, Arizona  85012

Ladies and Gentlemen:

         Premium Cigars International, Ltd., an Arizona corporation ("Company"), proposes to sell an aggregate of 2,000,000 shares of common stock, no par value per share ("Firm Stock"), to W. B. McKee Securities, Inc. ("Representative") on the terms and conditions set forth herein. The Company also proposes to sell, at the Representative's option, an aggregate of up to 300,000 additional shares of Comon Stock (the "Option Stock") as discussed more thoroughly in Section 2 below. The Company further agrees to issue, upon the Closing Date as hereafter defined in Section 2, the Representative's warrants more fully discussed in
Section 4(o) below ("Representative's Warrants").

         The Firm Stock and the Option Stock are herein collectively called the "Stock."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1.   Representations  and  Warranties  of  the  Company.   The  Company
represents, warrants and agrees as follows:

                  (a) A registration statement on Form SB-2 (File No. 333-__________ with respect to the Firm Stock and Option Stock has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended ("Act"), and the rules and regulations ("Rules and
Regulations") of the Securities and Exchange Commission ("Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any pre-effective and post-effective amendments thereto, the preliminary prospectus (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. Such registration statement is herein referred to as the "Registration Statement," upon filing of the prospectus referred to below with the Commission, shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the prospectus referred to below, has been declared effective by the Commission under the Act. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Such preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

                  (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Arizona, with full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect upon the business or property of the Company.

                  (c) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; all of the Units to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, the components thereof will be validly issued, fully paid and nonassessable; and no preemptive rights of stockholders exist with respect to any of the Units or the issue and sale thereof; no stockholder of the Company has any right pursuant to any agreement which has not been waived or honored to require the Company to register the sale of any securities owned by such stockholder under the Act in the public offering contemplated herein except as disclosed in the Registration Statement; all necessary and proper corporate proceedings have been taken to validly authorize such Units and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Units to be sold by the Company as contemplated herein.

                  (d) The Common Stock of the Company conforms in all material respects to the description thereof in the Registration Statement. Except as specifically disclosed in the Registration Statement and the financial statements of the Company and the related notes thereto, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations. The descriptions of the Company's stock option and other stock-based plans, and of the options or other rights granted and exercised thereunder, set forth in the Prospectus, are accurate summaries and fairly present the information required to be shown with respect to such plans and rights in all material respects. The Company and its affiliates are not currently offering any securities other than the Firm Stock and Option Stock, nor have they offered or sold any of the Company's securities, except as described in the Registration Statement.

                  (e) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Firm Stock nor instituted or threatened instituting proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by and in all respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any underwriter through the Representative, specifically for use in the preparation thereof.

                  (f) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly in all material respects the financial position and the results of operations of the Company, at the indicated dates and for the indicated periods. Such financial statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data and schedules included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

                  (g) There is no action, suit or proceeding pending or, to the best knowledge of the Company, after due inquiry, threatened against the Company before any court or regulatory, governmental or administrative agency or body, which might result in a material adverse change in the business or financial condition of the Company, except as set forth in the Registration Statement. The Company is not subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body or arbitral forum, which might result in a material adverse change in the business, assets or condition of the Company.

                  (h) The Company has good and marketable title to all of the properties and assets reflected in either the financial statements or as described in the Registration Statement and such properties and assets are not subject to liens, mortgages, security interests, pledges or encumbrances of any kind, except for such encumbrances that, individually or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                  (i) The Company has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and has paid all tax assessments received by it. There is no income, sales, use, transfer or other tax deficiency or assessment which has been or might reasonably be expected to be asserted or threatened against the Company which might result in a material adverse change in the business or financial condition of the Company. The Company has paid all sales, use, transfer and other taxes applicable to it and its business and operations.

                  (j) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, (i) there has not been any material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, (ii) there has not been any transaction entered into by the Company, other than transactions in the ordinary course of business or transactions specifically described in the Registration Statement as it may be amended or supplemented, (iii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity, (iv) the Company has not paid or declared any dividends or other distribution with respect to its capital stock and the Company is not in default in the payment of principal of or interest on any outstanding debt obligations, and (v) there has not been any change in the capital stock (other than the sale of the Units or the exercise of outstanding stock options or warrants as described in the Registration Statement) or material increase in indebtedness of the Company. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement (or contained in the financial statements or related notes thereto), as such may be amended or supplemented.

                  (k) The Company is not in violation or default under any provision of its articles of incorporation or bylaws or any of its agreements, leases, license, contracts, franchises, mortgages, permits, deeds of trust, indentures or other instruments or obligations to which the Company is a party or by which it or any of its properties is bound or may be materially affected (collectively, "Contracts"), where such violation or default would have a material adverse effect on the business or financial condition of the Company.

                  (l) The execution and performance of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of, or violation of, any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any Contract to which the Company is a party or by which the Company or any of its property may be bound or affected, except where such breach, violation or default would not have a material adverse effect on the business or financial condition of the Company, or violate any of the provisions of the articles of incorporation or bylaws of the Company or violate any order, judgment, statute, rule or regulation applicable to the Company of any court or of any regulatory, administrative or governmental body or agency or arbitral forum having jurisdiction over the Company or any of its property.

                  (m) The Company has the legal right, corporate power and corporate authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is legally binding upon and enforceable against the Company in accordance with its terms (except as the enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally and subject to the effect of general principles of equity).

                  (n) Each approval, registration, qualification, license, permit, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or agency necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional actions as may be required by the National Association of Securities Dealers, Inc. ("NASD") or may be necessary to qualify the Stock for public offering under state securities or Blue Sky laws has been obtained or made and each is in full force and effect.

                  (o) The Company is not an owner or assignee of any patents or patent rights; the Company is not aware of any pending or threatened action, suit, proceeding or claim by others, either domestically or internationally, that the Company is violating any patents, patent rights, copyrights, trademarks or trademark rights, service marks, trade names, licenses or royalty arrangements, or rights thereto of others, or governmental, regulatory or administrative authorizations, orders, permits, certificates and consents.

                  (p) There are no Contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required.

                  (q) The Company is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where the failure to so comply would not have a material adverse effect on the business or financial condition of the Company. The Company possesses adequate certificates or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

                  (r) All transactions among the Company and the officers, directors, and affiliates of the Company have been accurately disclosed in the Prospectus, to the extent required to be disclosed in the Prospectus in accordance with the Act and the Rules and Regulations. As used in this Agreement, the term "affiliate" shall mean a person or entity controlling, controlled by or under common control with any specified person or entity, or the ability to direct, directly or indirectly, the management or policies of the controlled person or entity, whether through the ownership of voting securities, by contract, positions of employment, family relationships, service as an officer, director or partner of the person or entity, or otherwise.

                  (s) The Company has not, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other such jurisdiction.

                  (t) The Company maintains insurance of the types and in the amounts which it deems adequate for its business and which is customary for companies in its industry, including, but not limited to, general liability insurance and insurance covering all real and person property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (u) Semple & Cooper LLP, who have certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (v) The Company has taken all appropriate steps reasonably necessary to assure that no offering, sale or other disposition of any Common Stock of the Company will be made for a period of eighteen months after the date of the Prospectus. The Company will also take steps to assure that no director, executive officer or 5% or greater stockholder will sell or otherwise dispose of any shares of Common Stock held by them for a period of eighteen (18) months after the date of the Prospectus.

                  (w) As of the effective date hereof, the Company is classified as a "C" corporation with the Internal Revenue Service.

                  (x) The Company's board of directors consists of those persons listed in the Prospectus. Except as disclosed in the Prospectus, none of such persons is employed by the Company nor is any of them affiliated with the Company, except for service on its board of directors.

                  (y) Except as provided for herein, no broker's or finder's fees or commissions are due and payable by the Company, and none will be paid by it.

                  (z) The Company is eligible to use Form SB-2 for the registration of the Stock.

                  (aa) Neither the Company, nor to its knowledge, any person other than any underwriter, has made any representation, promise or warranty, whether verbal or in writing, to anyone, whether an existing stockholder or not, that any of the Stock will be reserved for or directed to them during the proposed public offering.

         2. Purchase, Sale and Delivery of the Firm Stock. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Representative and the Representative agrees to purchase, at the gross price per share of Common Stock indicated in the Prospectus ("Initial Price") less the Representative's discount of ten percent (10%) of the Initial Price of the Firm Stock.

         Payment for the Firm Stock to be sold hereunder is to be made by bank wire or certified or bank cashier's check(s) drawn to the order of the Company for the Firm Stock, against delivery of certificates therefor to the Representative. Such payment and delivery are to be made at the offices of Streich Lang, P.A., Renaissance One, Two N. Central Avenue, Phoenix, Arizona 85004, at 10:00 a.m., M.S.T., on ____________, 19__ (the third business day after the date of this Agreement), such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the Nasdaq is open for trading and on which banks in Arizona are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Stock shall be in definitive form with engraved borders and will be delivered two full business days prior to the Closing Date to W. B. McKee Securities, Inc., Attention: _______________, 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012, in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least two business days prior to the Closing Date at the offices of Streich Lang, P.A., Renaissance One, Two N. Central Avenue, Phoenix, Arizona 85004.

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the Representative to purchase the Option Stock at the Initial Price, less the Representative's discount. The maximum number of shares of Option Stock to be sold by the Company is equal to fifteen percent (15%) of the number of shares of Firm Stock. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the Closing Date, by the Representative, to the Company, as the case may be, setting forth the number of shares of Option Stock as to which the Representative is exercising the option, the names and denominations in which the Option Stock is to be registered and the time and date at which such certificates are to be delivered. The certificates for the Option Stock are to be delivered to a location designated by the Representative no later than one full business day after the exercise of such option (such time and date being herein referred to as the "Option Closing Date"). The option with respect to the Option Stock granted hereunder may be exercised solely to cover over-allotments in the sale of the Firm Stock by the Representative or to permit purchases by the Representative to the extent permitted by law. The Representative may cancel such option at any time, in whole or in part, prior to its expiration, by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Stock shall be made on the Option Closing Date by bank wire or certified or bank cashier's check(s) drawn to the order of the Company, for the Option Stock against delivery of certificates therefor at the offices of the Representatives noted above.

         3. Offering by the Representative. It is understood that the Representative is to make a public offering of the Firm Stock as soon as the Representative deems it advisable to do so. The shares of Firm Stock are to be initially offered to the public at the Initial Price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering prices and other selling terms. To the extent, if at all, that any Option Stock is purchased pursuant to Section 2 hereof, the Representative will offer them to the public on the foregoing terms.

         The Representative shall have the right to associate with other dealers as it may determine and shall have the right to grant to such persons such concessions out of the underwriting discount to be received by the Representative as it may determine, under and pursuant to a Master Selected Dealers' Agreement in the form filed as an exhibit to the Registration Statement.

         4. Covenants of the Company. The Company covenants and agrees with the Representative that:

                  (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                  (b) The Company will advise the Representative promptly and will confirm such advice in writing (i) when the Registration Statement has become effective, (ii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or (iii) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (c) The Company will cooperate with the Representative in endeavoring to qualify the Stock for sale under the securities laws of such jurisdictions as the Representative may have reasonably requested in writing and will make such applications, file such documents, furnish such information and take such other actions as may be reasonably required by federal or state securities laws or regulations (including but not limited to appointing additional independent directors or advisors to the board of directors) whether before, during or after the offering. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Sock; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in suits, other than relating to the sale of the Stock, in any jurisdiction where it is not now so subject.

                  (d) The Company will qualify the Stock for trading on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small Cap Market and use best efforts to maintain such listing (or a listing on another national securities exchange) thereafter for a period of no less than five (5) years.

                  (e) The Company will make such applications, file such documents, and furnish such information as necessary to list the Company's securities in the securities listing manuals of Standard & Poor's Corporation or Moody's Industrial Services contemporaneous with the filing of the Prospectus with the Commission, and shall maintain listing in such manuals thereafter for a period of no less than five years. The Company will take such other similar steps as are reasonably necessary to obtain exemptions for secondary trading of the Company's securities in various U.S. jurisdictions specified by the Representative.

                  (f) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may request. The Company will deliver to the Representative at or before the Closing Date, five signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement, without exhibits, but including any information incorporated by reference, and of all amendments thereto, as the Representative may request.

                  (g) If during the period in which a Prospectus is required by law to be delivered by an underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the

Registration Statement or supplement to the Prospectus so that the Registration Statement, including the Prospectus as so amended or supplemented, will not be misleading, or so that the Registration Statement, including the Prospectus, will comply with law.

                  (h) The Company will make generally available to its stockholders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11
(a) of the Act and Rule 158 of the Rules and Regulations and will advise the Representative in writing when such statement has been so made available and will furnish the Representative with a true and correct copy thereof.

                  (i) The Company will apply the net proceeds of the sale of the Stock sold by it in accordance with the statements under the caption "USE OF PROCEEDS" in the Prospectus. Prior to the application of such net proceeds, the Company will invest or reinvest such proceeds only in Eligible Investments. For the purposes of this Agreement, "Eligible Investments" shall mean the following investments so long as they have maturities of one year or less: (i) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (ii) obligations issued or guaranteed by any state or political subdivision thereof rated either Aa or higher, or MIG 1 or higher, by Moody's Investors Service, Inc. or AA or higher, or an equivalent, by Standard & Poor's Corporation, both of New York, New York, or their successors;
(iii) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Services, Inc. or A-1 or higher or an equivalent by Standard & Poor's Corporation, both of New York, New York, or their successors; and (iv) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States, having a minimum equity of $250,000,000.

                  (j) The Company has required each of its directors, executive officers and 5% or greater shareholders to enter into agreements not to sell any shares of the Company's Common Stock for eighteen months after the date of the Prospectus. The Company has furnished the Representative with an executed copy of each such agreement substantially in the form attached as Schedule I.

                  (k) The Company shall make original documents and other information relating to the Company's affairs available upon request to the Representative and to its counsel at the Company's office for inspection and copies of any such documents will be furnished upon request to the Representative and to its counsel. Included within the documents made available have been at least the articles of incorporation and all amendments thereto, the bylaws and all amendments thereto, minutes of all of the meetings of the incorporators, directors and stockholders, all financial statements and copies of all Contracts to which the Company is a party or in which the Company has an interest.

                  (l) The Company has appointed American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, CO 80202-1817, as the Company's transfer agent and registrar, respectively. Unless the Representative otherwise consents in writing, the Company will continue to retain a transfer agent reasonably satisfactory to the Representative for a period of one year following the Closing. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of certificates representing as may be needed for the quick and efficient transfer of the Units as contemplated hereunder and for the one year period following the Closing.

                  (m) Except with the Representative's approval, the Company agrees that the Company will not do any of the following for 180 days after the Closing Date or the Option Closing Date, whichever occurs later:

                           (i) Undertake or authorize any change in its capital structure or authorize, issue or permit any public or private offering of additional securities;

                           (ii) Authorize, create, issue or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business; or

                           (iii) Consolidate or merge with or into any other corporation or effect a material corporate reorganization of the Company.

                  (n) The Company shall deliver to the Representative __________ warrants ("Representative's Warrants") to purchase, for a price of $.01 per Representative's Warrant, up to __________ shares of the Company's Common Stock, which entitles the Representative to purchase one share of common stock at an exercise price per Representative's Warrant equal to ________% of the aggregate of the Initial Purchase Price. The Representative's Warrants shall be in the form attached hereto as Appendix "A." The terms of the Common Stock issuable upon exercise of the Representative's Warrants shall be identical to those as offered to the public. The Representative's Warrants shall be exercisable at any time commencing one year from the effective date of the Registration Statement and continuing for four years thereafter.

                           (i) The Company  shall  reserve and at all times have
                  available a sufficient number of shares of its Common Stock to be issued upon the exercise of the Representative's Warrants.

                           (ii) The  Company and the  Representative  agree that
                  the Representative may designate that the Representative's Warrants be issued in varying amounts directly to its officers, partners, other underwriters and selling group members. However, such designation will only be made by the Representative if it determines and substantiates to the Company that such issuance will not violate the applicable rules of the NASD. The Representative and the Company agree that any transfers of the Representative's Warrants will only be made if they do not violate the registration provisions of the Act.

                           (iii) Upon written request of the  Representative  or
                  the then holder(s) of at least fifty percent (50%) of (i) the total unexercised Representative's Warrants (based on the shares of Common Stock purchasable directly or indirectly thereunder) and (b) the shares of Common Stock included in the Representative's Warrants issued upon the exercise of the Representative's Warrants, made at any time within the period commencing one (1) year from the Effective Date and ending four (4) years thereafter, the Company will file on no more than one (1) occasion a Registration Statement under the Act, registering or qualifying, as the case may be, the Representative's Warrants and/or all of the securities underlying them provided that the Company has available current financial statements. The Company agrees to use its best efforts to cause the above filings to be declared effective by the Commission. All expenses of such registrations or qualifications, including, but not limited to, legal, accounting, printing and mailing fees will be borne by the Company.

                           (iv) In addition to the above, the Company understands and agrees that if, at any time during the term of the Representative's Warrants, it files a post-effective amendment or new registration statement with the Commission pursuant to the Act, or files a Notification on Form 1-A under the Act for a public offering of securities, either for the account of the Company or for the account of any other person, the Company, at its own expense, will offer to said holder(s) the opportunity to register or qualify the Representative's Warrants and/or all of the securities underlying them for offering to the public. This right shall be prior to any registration rights granted by the Company to holders of the Company's currently outstanding securities.

                  (o) For a period of five years from the Effective Date, the Company shall provide the Representative with routine internal forecasts if any such reports are prepared by the Company for general dissemination.

                  (p) During the period of the proposed public offering and for 12 months from the effective date of the Registration Statement, the Company will not, without the Representative's prior written consent, sell, contract to sell, issue for other purposes or otherwise dispose of any securities of the Company other than (a) shares of Common Stock issuable on the exercise of any options, warrants, or other rights which are disclosed in the Prospectus and (b) shares of Common Stock issuable upon the exercise of options granted to employees, officers or directors after the date of this Agreement if such options are reasonable and are granted in good faith and at prices which are not less than 85% of the fair market value of the Common Stock on the date of grant of such options.

                  (q) For a period commencing on the date hereof and ending 12 months after the date of the Prospectus, neither the Company nor any of its officers or directors will hold discussions with any member of the news media or issue news releases or other publicity about the Company regarding the financial condition of any significant event of the Company without the approval of the Company's legal counsel named in the Prospectus under the heading "Legal," or such other counsel as may be approved by the Representative. During such period, the Company will deliver to the Representative copies of such news releases or other publicity about the Company promptly after distribution thereof.

                  (r) The Company will appoint, as a member of its Board of Directors for a period of not less than five (5) years from the date of the Prospectus, an individual designated by the Representative, such term to commence upon the Closing Date. Such designee shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation.

                  (s) The Company will employ an investor relations firm reasonably acceptable to the Representative upon completion of the offering.

                  (t) The Company will retain an analyst reasonably satisfactory to the Representative after the completion of the offering, to prepare and distribute a research report at the end of the quiet period and six months thereafter.

         5. Costs and Expenses. The Company will pay or cause to be paid all costs, expenses and fees in connection with the offering or incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (a) all expenses (including any transfer taxes) incurred in connection with the delivery to the Representative of the Stock sold hereunder; (b) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Representative) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectuses and the Prospectus as amended or supplemented, and any Blue Sky Memoranda; (c) all filing fees and fees and disbursements incurred in connection with the qualification of the Stock under the applicable state securities laws; (d) filing and listing fees of the Commission, NASD, Nasdaq, and any other similar entity in connection with the offering; (e) the cost of printing certificates representing the Stock; (f) the costs and charges of any transfer agent or registrar; (g) the costs of preparing, printing and distributing bound volumes for the Representative and their counsel; and (h) the costs of placing "tombstone advertisements" in any publications which may be selected by the Representative, and all other costs and expenses incident to the performance of its obligations under this Agreement which are not otherwise provided for in this Section. The Company shall use a printer acceptable to the Representative. Any transfer taxes imposed on the sale of the Stock to the Representative will be paid by the Company. Additionally, the Company shall pay to the Representative a non-accountable expense allowance of 3% of the gross amount to be raised hereunder, payable at the

Closing(s), of which $25,000 has already been paid by the Company in connection with this offering. Any amounts advanced, on a non-accountable basis, to the Representative on or before the date hereof, which shall be credited to the allowance noted above. This expense allowance is in addition to the Representative's discount. The Representative shall be responsible for the fees of its counsel, except as noted otherwise in this Section 5. The Company shall not be required to pay for any of the Representative's other expenses, except that if this Agreement shall not be consummated because the conditions in
Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due solely to the default of the Representative, then the Company shall reimburse the Representative solely on an accountable basis for out-of-pocket expenses, including fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing its obligations hereunder.

         6. Conditions of Obligations of the Representative. The obligations of the Representative to purchase the Firm Stock on the Closing Date and the Option Stock, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than ______________, 1997, or such later date and time as may be consented to in writing by the Representative. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the best knowledge of the Company, after due inquiry, shall be contemplated by the Commission or any state securities commission.

                  (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Titus, Brueckner & Berry, P.C., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative substantially in the form and to the effect that:

                           (i) The  Company  has been duly  incorporated  and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse affect upon the business or financial condition of the Company.

                           (ii) To the  best of such  counsel's  knowledge,  the
                  Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable.

                           (iii) All of the  Stock to be issued  and sold by the
                  Company pursuant to this Agreement have been duly authorized by all necessary corporate action and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. Further, to the best of such counsel's knowledge, no preemptive rights of stockholders exist with respect to any of the Units or the issue and sale thereof; no stockholder of the Company has any right pursuant to any agreement which has not been waived or honored to require the Company to register the sale of any securities owned by such stockholder under the Act in the public offering contemplated herein; and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Stock to be sold by the Company as contemplated herein.

                           (iv) The certificates evidencing the Stock to be delivered hereunder are in due and proper form under Delaware law and the Stock conforms in all material respects to the description thereof contained in the Prospectus.

                           (v) Except as specifically disclosed in the Registration Statement and the financial statements of the Company, and the related notes thereto, to the best of such counsel's knowledge, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell its capital stock or any such options, rights, convertible securities or obligations. The descriptions of the Company's stock option and other stock-based plans, and any other options or warrants heretofore granted by the Company, set forth in the Prospectus are accurate summaries and fairly present the information required to be shown with respect to such plans and rights in all material respects.

                           (vi) The Registration  Statement has become effective
                  under the Act and to the best of such counsel's knowledge no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act and nothing has come to such counsel's attention to lead them to believe that such proceedings are contemplated; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

                           (vii) The  Registration  Statement,  all  Preliminary
                  Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements, schedules and other financial and statistical information included therein).

                           (viii) Such counsel does not know of any Contracts or
                  other documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are required to be filed or described, which are not so filed or described as required, and such Contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                           (ix) There is no action or suit pending before any court of the United States of a character required to be disclosed in the Prospectus pursuant to the Act and the Rules and Regulations; there is no action, suit or proceeding threatened against the Company before any U.S. court or regulatory, governmental or administrative agency or arbitral forum of a character required to be disclosed in the Prospectus pursuant to the Act and the Rules and Regulations; to the best of such counsel's knowledge, the Company is not a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body or agency or arbitral forum. Nothing has come to the attention of such counsel that would suggest that the Company is not conducting business in compliance with all applicable laws, statutes, rules and regulations of the State of Arizona and of the United States of America, except where the failure to so comply would not have a material adverse effect on the business or financial condition of the Company.

                           (x) The execution and  performance  of this Agreement
                  and the consummation of the transactions herein contemplated do not and will not conflict with or result in the breach of, or violation of, any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any Contract to which the Company is a party or by which the Company or any of its property may be bound or affected, except where such breach, violation or default would not have a material adverse effect on the business or financial condition of the Company, or violate any of the provisions of the articles of incorporation or bylaws of the Company or violate any statute, judgment, decree, order, rule or regulation known to such counsel or any court or of any governmental, regulatory or administrative body or agency or arbitral forum having jurisdiction over the Company or any its property.

                           (xi) The Company is not in violation or default under
                  any provision of any of its certificate of incorporation or bylaws and the Company is not in violation or of default under any Contracts to which the Company is a party or by which it or any of its properties is bound or may be affected, except where such violation or default would not have a material adverse effect on the business or financial condition of the Company.

                           (xii)  The  Company  has  the  corporate   power  and
                  authority to enter into this Agreement on behalf of itself and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to customary exceptions for bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally and except that enforceability may be subject to the effect of general principles of equity, except to the extent that the enforceability of the indemnification provisions of this Agreement may be limited by consideration of public policy under federal and state securities laws.

                           (xiii) All approvals, consents, orders, authorizations, designations, registrations, permits, qualifications, licenses, declarations or filings by or with any regulatory, administrative or governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD as to which such counsel need express no opinion) have been obtained or made and all are in full force and effect.

         In rendering such opinion such counsel may rely as to matters governed by the laws other than Federal laws of the United States of America on local counsel in applicable jurisdictions, provided that such counsel shall state that they believe that they and the Representative are justified in relying on such other counsel. As to factual matters, such counsel may rely on certificates (provided at Closing and available to the Representative and its counsel) obtained from directors and officers of the Company, its stockholders, and from public officials. Matters stated to counsel's knowledge need be based only on the actual knowledge of the attorneys involved in the representation of the Company. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424(b) or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information and statistical data and information included therein).

Such counsel shall permit Streich Lang, P.A. to rely upon such opinion in rendering its opinion under Section 6(c).

                  (c) The Representative shall have received from Streich Lang, P.A., counsel for the Representative, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect that: (i) the Company is a validly organized and existing corporation under the laws of the State of Arizona; (ii) the Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; to the best of such counsel's knowledge, the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; all of the Units conform to the description thereof contained in the Prospectus; the Stock to be sold by the Company pursuant to this Agreement has been duly authorized and will be validly issued, fully paid and nonassessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Stock or the issue and sale thereof; (iii) the Registration Statement has become effective under the Act and to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act; (iv) the Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included therein); and (v) this Agreement has been duly authorized, executed and delivered by the Company. In rendering such opinion, Streich Lang, P.A. may rely on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, the Prospectus or any amendment thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424(b) or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Streich Lang, P.A. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (d) The Representative shall have received at or prior to the effective date of the Registration Statement, and at the Closing Date, from Streich Lang, a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Representative of the Stock under the state securities or Blue Sky laws of such jurisdictions as the Representative may have designated to the Company.

                  (e) The Representative shall have received on the date hereof and on the Closing Date and the Option Closing Date, as the case may be, a signed letter from Semple & Cooper, LLP, auditors for the Company, dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representative on the date noted above the following matters:

                           (i) They are independent public accountants with respect to the Company within the meaning of the Act.

                           (ii) The financial  statements and schedules included
                  in the Registration Statement and Prospectus covered by their reports therein set forth comply as to form in all material respects with the applicable accounting requirements of the Act.

                           (iii)  On  the  basis  of  procedures   (but  not  an
                  examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of meetings and consents of the shareholders and board of directors of the Company and the committees of such board subsequent to December 31, 1996, as set forth in the minute books of the Company, inquiries of officers and other employees of the Company who have responsibilities for financial and accounting matters with respect to transactions and events subsequent to December 31, 1996, and such other specified procedures and inquires to a date not more than five days prior to the date of such letter, nothing has come to their attention which in their judgment would indicate that (A) with respect to the period subsequent to December 31, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and, as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or payment or declaration of any dividend or other distribution, or decrease in net current assets, total assets or net stockholder's equity, in each case as compared with the amounts shown in the most recent audited consolidated financial statements included in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or
                  (B) during the period from December 31, 1996, to the date of the most recent available monthly unaudited consolidated financial statements of the Company and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter.

                           (iv) Stating that they have compared  specific dollar
                  amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by the Representative, to the extent that such amounts, numbers and percentages and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified reasonings, inquiries and other appropriate procedures specified by the Representative (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter heretofore delivered, and found them to be in agreement.

                           (v) Such other matters as may be reasonably requested
                  by the Representative. All such letters shall be in form and substance satisfactory to the Representative and its counsel.

                  (f) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them jointly and represents as follows:

                           (i) The  Registration  Statement has become effective
                  under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to the best of their knowledge, after due inquiry, contemplated or threatened by the Commission or any state securities commissions.

                           (ii) They do not know of any investigation, litigation, or proceeding instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; they do not know of any Contract or other document required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in the Agreement are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be, as if such representations and warranties were made as of such date.

                           (iii) They have carefully  examined the  Registration
                  Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were and are correct, in all material respects, and such Registration Statement and Prospectus do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and, in their opinion, since the effective date of the Registration Statement, no event has occurred which should be set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

                  (g) The Company  shall have  furnished  to the  Representative such further certificates and documents confirming the representations, warranties and covenants contained herein and related matters as the Representative may reasonably have requested. Each such certificate shall be deemed a representation and warranty of the Company as to the statements made therein.

         The opinions and certificates described in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Representative to Streich Lang, P.A., counsel for the Representative.

         If any of the conditions herein above provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Representative hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Representative shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Representative and its respective affiliates, directors, officers, partners, employees, agents, counsel, and representatives, (collectively, "Underwriter Parties") against any losses, claims, damages or liabilities to which such Underwriter Parties or any one or more of them may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure by the Company or any of its affiliates, directors, officers, employees, agents, counsel, and representatives (collectively, the "Company Parties") to perform any obligation hereunder or any other agreement among any of the Company Parties and any of the Underwriter Parties, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each Underwriter Party for any legal or other expenses incurred by such Underwriter Party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding;
provided, however, that (X) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof (which the parties hereto agree is limited solely to that information contained in the last paragraph on the cover page and the paragraph relating to stabilization on page 2 of the Prospectus or Preliminary Prospectus and in the section thereof entitled "Underwriting"), and (Y) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter Parties from whom the person asserting any such loss, claim, damage or liability purchased the Stock which is the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented at or prior to the confirmation of the sale or such Stock to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented.) This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Representative will indemnify and hold harmless the Company Parties against any losses, claims, damages or liabilities to which the Company Parties or any one or more of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any failure by the Underwriter Parties to perform any obligations hereunder or any other agreement among any of the Underwriter Parties and any of the Company Parties,
(ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or (iii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expense reasonably incurred by the Company Parties in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Representative will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof (which the parties hereto agree is limited solely to that information contained in the last paragraph on the cover page and the paragraph relating to stabilization on page 2 of the Prospectus or Preliminary Prospectus and in the section thereof entitled "Underwriting"). This indemnity agreement will be in addition to any liability which the Representative may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity maybe sought pursuant to this Section 8, such person ("indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in
Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party or the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Sections 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Representative on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Representative on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Representative on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting fees and commissions received by the Representative, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Representative on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Representative agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.


                  (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied, or telegraphed and confirmed as follows: if to the Representative, to W. B. McKee Securities, Inc., 3003 North Central Avenue, Suite 100, Phoenix, Arizona 85012; Telephone (602) 954-7365; Fax (602) 266-5774, Attention: Gary J. Sherman, with a copy to Streich Lang, P.A., Renaissance One, Two N. Central Avenue, Phoenix, Arizona 85004; Telephone (602) 229-5200; Fax (602) 229-5690; Attention:
Christian J. Hoffmann, III, Esq.; if to the Company, to Premium Cigars International, Ltd., 10855 N. Frank Lloyd Wright Blvd., Suite 100-102,
Scottsdale,  Arizona  85259;  telephone,  (602)  922-8887;  Fax (602)  ___-____;
Attention: Steven J. Lambrecht, President; with a copy to Titus, Brueckner & Berry, 7373 North Scottsdale Road, Suite B-252, Scottsdale, Arizona 85253-3527,
Attention: Charles R. Berry, Esq.; telephone (602) 483-9600; fax (602) 483-3215.

         10. Termination. This Agreement may be terminated by the Representative by notice to the Company as follows:

                  (a) at any time prior to the earlier of (i) the time the Firm Stock is released by the Representative for sale by notice to the Representative, or (ii) 5:00 P.M., M.S.T., on the first business day following the date of this Agreement;

                  (b) at any time prior to the Closing itself if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the business or financial condition of the Company, or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets or economic conditions would, in reasonable judgment of the Representative, have a material adverse effect on the securities markets in the United States, (iii) suspension of trading in securities on the Nasdaq or the New York Stock Exchange, Inc. or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the reasonable opinion of the Representative materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or Arizona authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative have a material adverse effect on the securities markets in the United States or the business prospects of the Company; or

                  (c) as provided in Section 6 of this Agreement.

         This Agreement also may be terminated by the Representative, by notice to the Company, as to any obligation of the Representative to purchase the Option Stock, upon the occurrence at any time at or prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in
Section 6 of this Agreement.

         11. Successors. This Agreement has been and is made solely for the benefit of the Representative and the Company and their respective successors, executors, administrators, heirs and assigns, and the Underwriter Parties and Company Parties referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Units merely because of such purchase.

         12. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations and warranties in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement,
(b) any investigation made by or on behalf of any Underwriter Party, or by or on behalf of any Company Party and (c) delivery of and payment for the Units under this Agreement.

         This Agreement and any notices delivered hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any and all notices may be delivered by telecopy and shall be effective upon receipt, with the original of such document to be deposited promptly in the U.S. Mail.

         This Agreement and all disputes and controversies relating hereto or in connection with the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Arizona.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         If the foregoing agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Representative in accordance with its terms as of the date first above written.


                                        Sincerely yours,

                                        PREMIUM CIGARS INTERNATIONAL,
                                        LTD.


                                        By
                                           -------------------------------------
                                                 Steven J. Lambrecht
                                                 President




The foregoing Underwriting Agreement
is hereby  confirmed and accepted as
of ___________, 1997.


W. B. MCKEE SECURITIES, INC.



By
  -------------------------------
     Gary J. Sherman
     President

                                   SCHEDULE I





W. B. McKee Securities, Inc.
3003 North Central Avenue
Suite 100
Phoenix, Arizona  85012

Gentlemen:

         The undersigned is the holder of shares of capital stock or has the right to acquire shares of capital stock of Premium Cigars International ("Company"). I acknowledge and understand that you are acting as the Representative in the proposed public offering of shares of Common Stock of the Company as set forth in a Prospectus dated __________, 1997, which I have reviewed. In connection with your agreeing to so act, the undersigned hereby undertakes and agrees with you that during the period of eighteen (18) months from the date of the Prospectus, the undersigned will not offer for sale, sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company, in any manner whatsoever whether pursuant to Rule 144 under the Securities Act of 1933 or otherwise. The undersigned further understands that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the shares as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and the undersigned hereby agrees to and authorizes any actions and acknowledges that the Company and you are relying upon this Agreement in taking any such actions.

                                        Very truly yours,




                                        ----------------------------------------



                                        ----------------------------------------
                                        Number of Shares